EXHIBIT NO. 5 ON FORM N-1A
                                      EXHIBIT NO. 10 UNDER ITEM 601 REG S/K

                          MARKETVEST FUNDS, INC.

                       INVESTMENT ADVISORY CONTRACT


     This Contract is made this January 1, 1996, between Dauphin Deposit Bank and Trust Company, a state-chartered bank and trust company having its principal place of business in Harrisburg, Pennsylvania (the "Adviser"), and Marketvest Funds, Inc., a Maryland corporation having its principal place of business in Pittsburgh, Pennsylvania (the `Corporation'').

    WHEREAS the Corporation is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended, and is registered as such with the Securities and Exchange Commission; and

    WHEREAS Adviser is engaged in the business of rendering investment advisory and management services.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. The Corporation hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Corporation which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the supervision of the Directors of the Corporation, Adviser shall provide a continuous investment program for each of the Funds, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Funds. Adviser will determine from time-to-time what securities and other assets will be purchased, retained or sold by the Funds and will place the daily orders for the purchase or sale of securities. Adviser will provide services rendered by it under this Contract in accordance with each Fund's objectives, policies, and restrictions as stated in the prospectus and resolutions of the Board of Directors.

     2. Adviser, in its supervision of the investments of each of the Funds, will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Articles of Incorporation and By-Laws of the Corporation and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

     3. Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Corporation expenses, including, without limitation, the expenses of organizing the Corporation and continuing its existence; fees and expenses of Directors and officers of the Corporation; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any amendments thereto; expenses of registering and qualifying the Corporation, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Directors and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Corporation and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Corporation to indemnify its officers and Directors and agents with respect thereto.

     4. Each of the Funds shall pay to Adviser, for all services rendered to each Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

     5. The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

     6. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

     7. This Contract shall begin for each Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Directors of the Corporation, including a majority of the Directors who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; provided, however, that, notwithstanding any provision of this Contract, the Contract may be terminated at any time with respect to a Fund, without payment of any penalty, by the Adviser, on one hundred twenty
(120) days' written notice to the Corporation. If a Fund is added after the first approval by the Directors as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Directors and thereafter for successive periods of one year, subject to approval as described above.


     8. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Directors of the Corporation or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

     9. The Corporation shall deliver to the Adviser, from time-to-time as available, copies of the Corporation's Form N-8A, N-1A, prospectus, statement of additional information, Board resolutions approving this Contract, Articles of Incorporation, and By-Laws, and all amendments and supplements thereto.

     10. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations (including subadvisers approved by the Board of Directors and shareholders in accordance with the provisions of the Act) at its own cost and expense as it shall determine in order to assist it in carrying out this Contract. In addition, the Adviser is authorized, subject to prior approval of the Board of Directors, to take into account the sale of shares of the Funds in allocating purchase and sale orders for portfolio securities to brokers and dealers (including brokers and dealers that are affiliated with the adviser, any subadviser or the Funds' distributor) in compliance with applicable law. In no instance, however, will a portfolio security be purchased from or sold to the Adviser, any subadviser or the Funds' distributor or affiliated person thereof except to the extent permitted by the Federal or state securities laws.

     11. Adviser will place orders for purchase and sale of portfolio securities with issuers or broker-dealers and will attempt to obtain best price or most favorable execution with respect to such orders. In placing such orders, Adviser will consider the experience, skill, financial responsibility and administrative efficiency of the broker-dealer involved, and may select a broker-dealer on a basis other than the lowest commission rate if deemed appropriate by the Adviser.

     12. The Corporation recognizes that the Adviser may serve in an investment advisory capacity with respect to entities in addition to the Fund, and the Corporation hereby agrees that nothing in the Contract shall be deemed to preclude the Adviser from serving in such capacity.

     13. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Corporation or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

     14. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Directors of the Corporation, including a majority of the Directors who are not parties to this Contract or interested persons of any such party to this Contract (other than as Directors of the Corporation) cast in person at a meeting called for that purpose, and, where required by
Section 15(a)(2) of the Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the Act.

     15. The Adviser acknowledges that all sales literature for investment companies (such as the Corporation) are subject to strict regulatory oversight. The Adviser agrees to submit any proposed sales literature for the Corporation (or any Fund) or for itself or its affiliates which mentions the Corporation (or any Fund) to the Corporation's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Corporation (or any Fund). The Corporation agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Corporation.

     16. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

     17. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.


                                 EXHIBIT A
                                  to the
                       Investment Advisory Contract

                          MARKETVEST EQUITY FUND


     The following provisions are hereby incorporated and made part of the Investment Advisory Contract dated January 1, 1996 between Marketvest Funds, Inc. and Dauphin Deposit Bank and Trust Company.

     For all services rendered by Adviser hereunder, the above-named Fund of the Corporation shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.00 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser monthly.

     In consideration of the mutual covenants set forth in the Investment Advisory Contract dated January 1, 1996 between Marketvest Funds, Inc. and Dauphin Deposit Bank and Trust Company, Marketvest Funds, Inc. executes and delivers this Exhibit on behalf of the Fund, and with respect to the shares thereof, set forth above.


     Witness the due execution hereof this 1st day of January, 1996.



Attest:                            DAUPHIN DEPOSIT BANK AND TRUST COMPANY




/s/ George W. King                 By:/s/ Rick A. Gold
Secretary                               Executive Vice President



Attest:                            MARKETVEST FUNDS, INC.



/s/ S. Elliott Cohan               By:/s/ Jeffrey W. Sterling
       Assistant Secretary                        Vice President


                                 EXHIBIT B
                                  to the
                       Investment Advisory Contract

             MARKETVEST INTERMEDIATE U.S. GOVERNMENT BOND FUND


     The following provisions are hereby incorporated and made part of the Investment Advisory Contract dated January 1, 1996 between Marketvest Funds, Inc. and Dauphin Deposit Bank and Trust Company.

     For all services rendered by Adviser hereunder, the above-named Fund of the Corporation shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .75 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .75 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser monthly.

     In consideration of the mutual covenants set forth in the Investment Advisory Contract dated January 1, 1996 between Marketvest Funds, Inc. and Dauphin Deposit Bank and Trust Company, Marketvest Funds, Inc. executes and delivers this Exhibit on behalf of the Fund, and with respect to the shares thereof, set forth above.


     Witness the due execution hereof this 1st day of January, 1996.

Attest:                            DAUPHIN DEPOSIT BANK AND TRUST COMPANY


/s/ George W. King                 By:/s/ Rick A. Gold
                 Secretary              Executive Vice President



Attest:                            MARKETVEST FUNDS, INC.

/s/ S. Elliott Cohan               By:/s/ Jeffrey W. Sterling
       Assistant Secretary                        Vice President



                                 EXHIBIT C
                                  to the
                       Investment Advisory Contract

                      MARKETVEST SHORT-TERM BOND FUND

     The following provisions are hereby incorporated and made part of the Investment Advisory Contract dated January 1, 1996 between Marketvest Funds, Inc. and Dauphin Deposit Bank and Trust Company.

     For all services rendered by Adviser hereunder, the above-named Fund of the Corporation shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .75 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .75 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser monthly.

     In consideration of the mutual covenants set forth in the Investment Advisory Contract dated January 1, 1996 between Marketvest Funds, Inc. and Dauphin Deposit Bank and Trust Company, Marketvest Funds, Inc. executes and delivers this Exhibit on behalf of the Fund, and with respect to the shares thereof, set forth above.


     Witness the due execution hereof this 1st day of January, 1996.

Attest:                            DAUPHIN DEPOSIT BANK AND TRUST COMPANY


/s/ George W. King                 By:/s/ Rick A. Gold
                 Secretary              Executive Vice President


Attest:                            MARKETVEST FUNDS, INC.


/s/ S. Elliott Cohan               By:/s/ Jeffrey W. Sterling
Assistant Secretary                       Vice President